UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2017

LOCKHEED MARTIN CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

6801 Rockledge Drive
Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

(301) 897-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective October 9, 2017, Lockheed Martin Corporation (“Lockheed Martin” or the “Corporation”) entered into an Extension Agreement (the “Amendment”) to its $2.5 billion Five-Year Credit Agreement dated as of October 9, 2015 among, Lockheed Martin, as Borrower, the lenders listed on the signature pages thereto, JPMorgan Chase Bank, N.A., as Syndication Agent, Citibank, N.A., Credit Agricole Corporate and Investment Bank and Mizuho Bank, Ltd., as Documentation Agents, and Bank of America, N.A., as Administrative Agent (as amended from time to time, the “Credit Agreement”). The Amendment extends the expiration date of the Credit Agreement by one year from October 9, 2021 to October 9, 2022. All other terms and conditions of the Credit Agreement remain in full force and effect. The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In the ordinary course of their respective businesses, one or more of the lenders under the Credit Agreement, or their affiliates, have or may have various relationships with the Corporation and the Corporation’s subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, trust or agency, foreign exchange, advisory or other financial services, for which they received, or will receive, customary fees and expenses.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Extension Agreement dated as of October 9, 2017 by and among Lockheed Martin Corporation, the lenders listed therein, and Bank of America. N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION
(Registrant)

Date: October 10, 2017	By:	/s/ Stephen M. Piper
Stephen M. Piper
Vice President and Associate General Counsel